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Exhibit 10.12

AMAG PHARMACEUTICALS, INC.

Non-Employee Director Compensation Plan*

        Each non-employee director will receive an aggregate annual retainer fee of $30,000, payable in four equal quarterly installments. Each member of each of the Company's Audit, Compensation and Nominating and Corporate Governance Committees, other than the Chairman, will be paid an additional aggregate annual retainer fee of $5,000, payable in four equal quarterly installments. The Chairman of each of the Audit, Compensation, and Nominating and Corporate Governance Committees will receive an additional aggregate annual retainer fee of $10,000, payable in four equal quarterly installments.

        Once per calendar year, generally at the last regularly scheduled full meeting of the Board of Directors during such year (the "Annual Grant Date"), each non-employee director, other than the Chairman of the Board, will be granted an option to purchase 5,000 shares of the Company's common stock pursuant to the Company's 2007 Equity Incentive Plan. If the Chairman of the Board is a non-employee Director on the Annual Grant Date, the Chairman will be granted an option to purchase 10,000 shares of the Company's common stock pursuant to the Company's 2007 Equity Incentive Plan. All of the foregoing options will vest in four equal annual installments beginning on the first anniversary of the date of grant, have an exercise price equal to the fair market value of a share of the Company's common stock as of the date of grant, and have a ten year term. In lieu of the foregoing annual grant for the first year of service on the Board, each newly-elected non-employee director will be granted an option to purchase 10,000 shares of the Company's common stock pursuant to the Company's 2007 Equity Incentive Plan. The foregoing options will vest in four equal annual installments beginning on the first anniversary of the date of grant, have an exercise price equal to the fair market value of a share of the Company's common stock as of the date of grant, and have a ten-year term.

*
Effective as of December 19, 2008

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  Exhibit 10.12
AMAG PHARMACEUTICALS, INC.